                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8 - K

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.
                  For the quarterly period ended June 30, 1998

                   Adirondack Financial Services Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                      333-43697             14-1801465
 (State or other jurisdiction       (Commission File No.)     (IRS Employer
 of incorporation or organization)                          Identification No.)

52 North Main Street, Gloversville, NY 12078
(Address of principal executive offices)

(518) 725-6331
(Registrants telephone number, including area code)


(Former name, former address and former fiscal year, if changed since last report.)

Item 1. Changes in Control of Registrant.
        None

Item 2. Acquisition or Disposition of Assets.
        None

Item 3. Bankruptcy or Receivership.
        None

Item 4. Changes in registrant's Certifying Accountant.
        None

Item 5. Other Events.
        On July 27, 1998, the Registrant issued the attached press release.

Item 6. Resignations of Registrant's Directors.
        None

Item 7. Financial Statements and Exhibits.
        Exhibit 1 - Press Release

Item 8. Change in Fiscal Year.
        None

Item 9. Sales of Equity Securities Pursuant to Regulation S.
        None.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adirondack Financial Services Bancorp, Inc.
-------------------------------------------
(Registrant)

           Dated:  July 27, 1998                       \s\Lewis E. Kolar
                                                       -----------------
                                                       Lewis E. Kolar
                                                       President and CEO


           Dated:  July 27, 1998                       \s\Menzo D. Case
                                                       ----------------
                                                       Menzo D. Case
                                                       Executive VP and CFO

Adirondack Financial Services Bancorp, Inc.
Exhibit 1.  Press Release

Adirondack Financial Services Bancorp, Inc.
52 North Main Street
Gloversville, NY  12078

NASDAQ Symbol:  AFSB

Contact:      Menzo D. Case
              EVP & CFO
              (518) 725-6331

For Immediate Release
Monday, July 27, 1998

                Adirondack Financial Announces Quarterly Earnings

Gloversville, NY -- Adirondack Financial Services Bancorp, Inc. (Nasdaq OTC:
AFSB) reported that unaudited net income of its subsidiary, Gloversville Federal Savings and Loan Association, for the quarter ended June 30, 1998 was $73,000, or $.11 per common share, based on 661,250 shares outstanding, compared to a net loss of $111,000 for quarter ended June 30, 1997. Earnings for the nine months ended June 30, 1998 were $130,000, or $.20 per common share, as compared to a net loss of $346,000 for the nine months ended June 30, 1997. Per share earnings data for the three-month and nine-month periods in 1997 are not applicable as the Company converted to stock form on April 6, 1998.

Total assets were $66.0 million at June 30, 1998 as compared to $61.0 million at September 30, 1997. The increase was primarily attributable to net proceeds of $5.5 million received from Adirondack Financial's subscription offering which closed April 6, 1998 and by a $700,000 increase in borrowings partially offset by a $1.4 million decline in deposits.

Gross loans increased $56,000 and were $51.3 million at September 30, 1997 and at June 30, 1998. Multi-family and commercial real estate loans and commercial business loans increased $1.8 million from $9.4 million at September 30, 1997 to $11.2 million at June 30, 1998 while all other loan balances declined during the same period.

Nonperforming loans decreased $2.3 million from $3.8 million at September 30, 1997 to $1.5 million at June 30, 1998. The ratio of nonperforming loans to gross loans decreased to 2.93% at June 30, 1998 from 7.39% at September 30, 1997.

Deposits decreased $1.3 million from $56.1 million at September 30, 1997 to $54.8 million at June 30, 1998. Demand and NOW account balances increased from $5.1 million at September 30, 1997 to $5.9 million at June 30, 1998. Savings and money market accounts were $23.0 million at June 30, 1998 and at September 30, 1997. Time deposits declined $2.1 million from $28.0 million at September 30, 1997 to $25.9 million at June 30, 1998. Borrowings increased from $1.3 million at September 30, 1997 to $2.0 million at June 30, 1998. Demand and NOW account balances at June 30, 1998 included $445,000 held in a commercial loan closing account. The time deposit decline was due to the maturity of higher costing time deposits that were not maintained by the Association as borrowings were a less expensive option available to meet short-term funding needs.

Net interest income for the quarter ended June 30, 1998 was $666,000, an increase of $46,000 from $620,000 for the quarter ended June 30, 1997. The increase is primarily the additional interest income earned from investing the net proceeds received from the subscription offering. Net interest income for the nine months ended June 30, 1998 was $1.8 million, a decrease of $95,000 from $1.9 million for the nine months ended June 30, 1997. The decrease reflects a lower average interest-earning asset yield and higher cost of funds.

The provision for loan losses was $15,000 and $198,000 for the three month periods ended June 30, 1998 and 1997, respectively. For the nine months ended June 30, 1998 and 1997, the provision for loan losses was $45,000 and $594,000, respectively. The allowance for loan losses was $1.5 million or 101.46% of nonperforming loans at June 30, 1998, compared to 44.53% at September 30, 1997.

Non-interest expense increased $16,000 to $569,000 for the three months ended June 30, 1998 as compared to $553,000 for the same period in the prior year, reflecting additional costs incurred as a public company as well as the establishment of an employee stock ownership plan. For the nine months ended June 30, 1998, non-interest expense decreased $49,000 and was $1.7 million for the nine months ended June 30, 1998 and for the nine months ended June 30, 1997. The decrease was attributable to cost saving measures taken in general operations, reduced premiums being assessed for deposit insurance due to the recapitalization of the Savings Association Insurance Fund and a reduction in other expenses offset partially by higher employee benefit costs.

Adirondack Financial Services Bancorp, Inc., a newly formed bank holding company, began trading its stock upon the completion of its initial subscription offering on April 6, 1998. Simultaneously, Adirondack Financial became the owner of all of the outstanding shares of Gloversville Federal Savings and Loan Association. The Company has two retail offices located in Gloversville, NY and Saratoga Springs, NY.



                                       END

                   Adirondack Financial Services Bancorp, Inc.
                   Selected Consolidated Financial Information

                                                        At June 30, 1998   At September 30, 1997
                                                        ----------------     -----------------
                                                                     (In Thousands)
Total assets                                                  $66,028           $61,021
Cash and cash equivalents                                       6,409             1,922
Net loans receivable                                           49,698            49,526
Mortgage-backed securities available for sale                   4,827             3,589
Other securities available for sale                             2,961             3,428
                                                              -------           -------
Total securities available for sale                             7,788             7,017
                                                              -------           -------

Deposits                                                       54,756            56,117
Borrowings                                                      2,000             1,300
Total equity                                                    8,924             3,280

                                                           For the Three Months Ended June 30,
                                                           -----------------------------------
                                                               1998                 1997
                                                           -------------        --------------
                                                                      (In Thousands)
Interest income                                               $ 1,291           $ 1,232
Interest expense                                                  625               612
Net interest income                                               666               620
Provision for loan losses                                          15               198
Net interest income after provision for loan losses               651               422
Total non-interest income                                          41                33
Non-interest expense                                              569               553
Income (loss) before income tax expense                           123               (98)
Income tax expense                                                 50                13
Net income (loss)                                                  73              (111)

                                                           For the Nine Months Ended June 30,
                                                           ----------------------------------
                                                               1998                 1997
                                                           -------------        -------------
                                                                     (In Thousands)
Interest income                                               $ 3,699           $ 3,714
Interest expense                                                1,905             1,826
Net interest income                                             1,794             1,888
Provision for loan losses                                          45               594
Net interest income after provision for loan losses             1,749             1,294
Total non-interest income                                         129               111
Non-interest expense                                            1,660             1,709
Income (loss) before income tax expense                           218              (304)
Income tax expense                                                 88                42
Net income (loss)                                                 130              (346)


             Selected Financial Ratios (Annualized) and Other Data

                                                                             At or For the Three Months Ended
                                                                                  6/30/98           6/30/97
                                                                               -----------         ----------
Performance Ratios:
Return on average assets                                                            0.43%            (0.72%)
Return on average equity                                                            3.40%           (12.68%)
Average interest rate spread during period                                          4.12%             4.15%
Net interest margin                                                                 3.69%             3.99%
Ratio of operating expenses to average total assets (1)                             3.33%             3.53%
Efficiency ratio (2)                                                               79.35%            83.15%
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                         111.08%           103.75%

Quality ratios:
Non-performing assets to total assets at end of period                              2.50%             4.81%
Allowance for loan loss to non-performing loans at end of period                  101.46%            56.39%
Allowance for loan losses to gross loans receivable at end of period                2.97%             2.93%

Capital ratios:
Equity to total assets at end of period                                            13.52%             5.78%
Average equity to average assets                                                   12.72%             5.70%

Other data:
Number of full service offices                                                         2                 2


(1) Operating expenses exclude OREO expenses of $8,000 and $10,000 for periods ended June 30, 1998 and 1997, respectively.

(2) The efficiency ratio represents opeating expenses (as defined above) divided by the sum of net interest income and other income.

                                                                  At or For the Nine Months Ended
                                                                     6/30/98            6/30/97
                                                                   -----------        ----------
Performance Ratios:
Return on average assets                                               0.27%            (0.75%)
Return on average equity                                               3.53%           (12.72%)
Average interest rate spread during period                             3.92%             4.24%
Net interest margin                                                    3.72%             4.09%
Ratio of operating expenses to average total assets (1)                3.41%             3.65%
Efficiency ratio (2)                                                  85.13%            84.30%
Ratio of average interest-earning assets
  to average interest-bearing liabilities                            104.79%           103.49%

Average equity to average assets                                       7.67%             5.89%

(1) Operating expenses exclude OREO expenses of $24,000 for periods ended June 30, 1998 and 1997.

(2) The efficiency ratio represents opeating expenses (as defined above) divided by the sum of net interest income and other income.